     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1998
                                                        REGISTRATION NO. ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                         RAYMOND JAMES FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

      FLORIDA                                            59-1517485
      -------                                            ----------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                              880 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33716
                    (Address of Principal Executive Offices)

                        1992 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                               MARY JEAN KISSNER
                         RAYMOND JAMES FINANCIAL, INC.
                              880 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33567
                                  813/573-3800
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                         ------------------------------

                                    COPY TO:
                           WILLIAM J. SCHIFINO, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                                   SUITE 2700
                             ONE TAMPA CITY CENTER
                              TAMPA, FLORIDA 33602

                        ------------------------------


                                    CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                      PROPOSED               PROPOSED
                                                      MAXIMUM                MAXIMUM
   TITLE OF                     AMOUNT                OFFERING               AGGREGATE               AMOUNT
 SECURITIES TO                  TO BE                  PRICE                 OFFERING            OF REGISTRATION
 BE REGISTERED                REGISTERED(1)          PER SHARE(2)              PRICE                 FEE (2)
-------------------------------------------------------------------------------------------------------------------
 COMMON STOCK,              2,250,000 SHS.            $29.6875              $66,796,875              $19,706
$0.1 PAR VALUE
===================================================================================================================

                        ------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.
(2) Based on the closing price of the Company's shares on The New York Stock Exchange on July 15, 1998.

                                     PART I


         The purpose of this registration statement is to reflect an amendment to the Company's 1992 Incentive Stock Option Plan (the "Plan") increasing the number of shares covered by the Plan from 2,362,500 shares (adjusted for stock splits) to 4,612,500 shares. On February 12, 1998 the shareholders approved such amendment.

         The contents of the Registrant's earlier Registration Statement (File No. 33-60608) are incorporated herein by reference. There has been no material change in the disclosure requirements from that which was set forth in the earlier Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                    Exhibits
                  5.0      Opinion of Schifino & Fleischer, P. A. as to the legality of the securities being registered

                  10.1(a)  Amendment to 1992 Incentive Stock Option Plan dated February 12, 1998.

                  24.1     Consent of Schifino & Fleischer, P.A.  See Exhibit 5

                  23.2     Consent of Price Waterhouse, LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Petersburg and State of Florida, on the 13th day of July, 1998.


                                 RAYMOND JAMES FINANCIAL, INC.


                                 By:  /s/ Thomas A. James
                                      ----------------------------------------
                                      Thomas A. James, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                         Title                               Date
          ---------                                         -----                               ----

/s/ Thomas A. James                                Chief Executive Officer                  July 13, 1998
-----------------------------------------               and Director
Thomas A. James


/s/ Jeffrey P. Julien                              Chief Financial Officer                  July 13, 1998
-----------------------------------------
Jeffrey P. Julien


/s/ Jennifer Ackart                               Chief Accounting Officer                  July 13, 1998
-----------------------------------------
Jennifer Ackart


                                                          Director                          July __, 1998
-----------------------------------------
Angela M. Biever


                                                          Director                          July __, 1998
-----------------------------------------
Jonathan A. Bulkley


/s/ Thomas S. Franke                                      Director                          July 13, 1998
-----------------------------------------
Thomas S. Franke


/s/ Francis S. Godbold                                    Director                          July 13, 1998
-----------------------------------------
Francis S. Godbold


-----------------------------------------                 Director                          July __, 1998
M. Anthony Greene


                                                          Director                          July __, 1998
-----------------------------------------
Harvard H. Hill, Jr.


/s/ Huntington A. James                                   Director                          July 13, 1998
-----------------------------------------
Huntington A. James


-----------------------------------------                 Director                          July __, 1998
Paul W. Marshall


/s/ J. Stephen Putnam                                     Director                          July 13, 1998
-----------------------------------------
J. Stephen Putnam


/s/ Robert F. Shuck                                       Director                          July 13, 1998
-----------------------------------------
Robert F. Shuck


/s/ Dennis W. Zank                                        Director                          July 13, 1998
-----------------------------------------
Dennis W. Zank